                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 28, 2006

                               MBT FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

          MICHIGAN                      000-30973                 38-3516922
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)

102 EAST FRONT STREET, MONROE, MICHIGAN                             48161
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (734) 241-3431

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01. OTHER EVENTS.

On September 28, 2006, MBT Financial Corp. (the "Company") issued a press release announcing the execution of an agreement by its wholly-owned subsidiary, Monroe Bank & Trust (the "Bank"), to sell $25 million of problem credit assets for approximately $14 million. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1, and a form of the agreement executed by the Bank (minus certain schedules containing confidential information of Bank customers) is attached hereto as Exhibit 99.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) The following exhibits are filed with this Current Report on Form 8-K:

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
Number   Exhibit
------   -------
 99.1    Press Release Dated September 28, 2006
 99.2    Form of Loan Purchase Agreement

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

                                        MBT FINANCIAL CORP.

Date: October 2, 2006


                                        By: /s/ John L. Skibski
                                            ------------------------------------
                                            John L. Skibski
                                            Executive Vice President and
                                            Chief Financial Officer

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                                  EXHIBIT INDEX

Number   Exhibit
------   -------
 99.1    Press Release Dated September 28, 2006
 99.2    Form of Loan Purchase Agreement